Exhibit 10.2

Receivables Purchase Agreement

dated as of July 23, 2018

between

EFR 2018-1, LLC,
as Purchaser,

and

NETCREDIT FUNDING, LLC,
as Seller

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Appendix

Appendix A—Enova Credit Policies

Exhibit

Exhibit A—Form of Assignment

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This Receivables Purchase Agreement, is entered into as of July 23, 2018 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and between EFR 2018-1, LLC, a Delaware limited liability company (the “Purchaser”), and NetCredit Funding, LLC, a Delaware limited liability company, as the Seller (the “Seller”).

Recitals:

Whereas, the Purchaser desires to purchase from the Seller, from time to time, certain Receivables arising in connection with certain consumer loan contracts made to an Account Debtor and originated by an Originator;

Whereas, the Seller is willing to sell such Receivables and Other Conveyed Property to the Purchaser, from time to time;

Whereas, the Purchaser may wish to sell or otherwise transfer on the date hereof and the date of any Assignment such Receivables and Other Conveyed Property to the Purchaser; and

Whereas, the Purchaser desires to enter into that certain Loan and Security Agreement, dated as of July 23, 2018 (the “Loan and Security Agreement”), among the Purchaser, as borrower, the Lenders party thereto, and Pacific Western Bank, as administrative agent and payment agent (the “Agent”) to finance its acquisition of such Receivables and Other Conveyed Property by borrowing revolving advances from the Lenders thereunder.

Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I

Definitions

Section 1.1.Definitions.  Whenever used in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Section 1.1 of the Loan and Security Agreement, which is incorporated by reference herein and made a part hereof.  The rules of construction set forth in Part Section 1.1 of the Loan and Security Agreement shall apply to this Agreement and be incorporated by reference herein and made a part hereof.

“Cutoff Date” shall mean with respect to any Receivables, the date specified as the “Cutoff Date” of such Receivables in the applicable Assignment.

“Other Conveyed Property” shall mean all property conveyed by the Seller to the Purchaser pursuant to Sections 2.1(a)(ii) through (iv) hereof and each related Assignment.

“Purchase Date” shall mean each Business Day on which the Purchaser acquires Receivables from the Seller pursuant to the terms hereof.

“Purchase Price” shall mean, with respect to each Receivable and related Other Conveyed Property transferred to the Purchaser by the Seller pursuant to this Agreement on any Purchase Date, an amount equal to the Receivable Balance of such Receivable as of such Purchase Date.

“Receivable File” shall mean, with respect to each Receivable, the file to be (a) delivered to the Servicer hereunder, containing the Portfolio Documents and (b) maintained by the Custodian pursuant to Article IX of the Servicing Agreement.

“Related Receivables” shall mean, with respect to a Purchase Date, the Receivables set forth in the .csv file delivered in connection with the applicable Assignment executed and delivered by the Seller with respect to such Purchase Date.

“Receivable Repurchase Price” shall mean, with respect to any Receivable, the Receivable Balance, plus any interest accrued on such Receivable through the date of repurchase.

Article II

Conveyance of Receivables

Section 2.1.Conveyance of Receivables.  (a) In consideration of the Purchaser’s delivery to, or as may be directed by, the Seller on any Purchase Date of the Purchase Price therefor, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise provided herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(i)the Related Receivables and all monies received with respect to such Related Receivables on and after the related Cutoff Date;

(ii)the Receivable File related to each Related Receivable and any and all other Instruments, including Promissory Notes (each as defined in the UCC), if any, and other documents relating to the Related Receivables and the related Account Debtors acquired by the Seller pursuant to the Transfer Agreement;

(iii)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Purchaser or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller and the right, title and interest of the Seller in, to and under the Transfer Agreement; and

(iv)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non‑cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b)The Purchaser shall purchase and the Seller shall transfer to the Purchaser the Related Receivables and Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date:

(i)the Seller shall have provided the Purchaser, the Backup Servicer and the Servicer with either access to an FTP website or a copy of a data tape or other electronic file that, in either case, contains information regarding the Related Receivables and shall have provided any information reasonably requested by any of the foregoing with respect to the Seller, the Servicer or the Related Receivables, as applicable;

(ii)the Seller shall have deposited into the Collateral Account all Collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii)as of each Purchase Date, (A) the Seller shall be Solvent and shall not fail to be Solvent as a result of the transfer of the Related Receivables on such Purchase Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfers shall not have been made with actual intent to hinder, delay or defraud any Person, and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted and all businesses and transactions in which it is about to engage;

(iv)no Event of Default shall have occurred and be continuing;

(v)the Borrowing Period shall not have expired;

(vi)each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Related Receivables to be purchased on such Purchase Date shall be true and correct as of the related Purchase Date and the Seller shall have performed all obligations required to be performed by it hereunder or in any Assignment on or prior to such Purchase Date;

(vii)the Seller shall have taken all actions required to convey and maintain the ownership interest of the Purchaser in the Related Receivables and Other Conveyed Property;

(viii)no selection procedures adverse to the interests of the Purchaser or the Agent shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date; provided that selection procedures that merely reflect differing eligibility criteria and excess concentration limits between this transaction and other credit facilities shall not be deemed to violate this provision;

(ix)no Servicer Default shall have occurred and be continuing;

(x)the Seller shall have delivered each related Receivable File to the Servicer no later than two (2) Business Days prior to the requested Purchase Date; and

(xi)the Seller shall have executed and delivered to the Purchaser an Assignment in the form of Exhibit A with respect to the Related Receivables and Other Conveyed Property related thereto to be purchased on such Purchase Date.

Section 2.2.Payment of Purchase Price.  (a) In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, the Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of the Seller the applicable Purchase Price.  The Purchaser and the Seller agree that the Purchase Price paid with respect to any Related Receivables shall represent fair and reasonably equivalent value for the Receivables then sold and purchased.  A portion of the Purchase Price shall be paid to the Seller in immediately available funds and the balance of such purchase shall be paid through a deemed distribution from the Seller of the applicable amount to the equity of the Purchaser.  The amount of the deemed capital contribution shall be duly recorded by the Seller and the Purchaser.

(b)Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

Section 2.3.Transfers Intended as Sales.  It is the intention of the Seller and the Purchaser that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute an absolute and irrevocable sale of the Related Receivables and Other Conveyed Property from the Seller to the Purchaser (and not a loan or secured borrowing) free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a petition by or against the Seller under any bankruptcy or insolvency law.  In the event that, notwithstanding the intent of the Seller and the Purchaser, the transfers and assignments contemplated hereby or by any Assignment is held not to be a sale, this Agreement and each Assignment shall constitute a security agreement under applicable law and the Seller hereby grants to the Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been ultimately assigned to the Agent pursuant to the Loan and Security Agreement.

Article III

The Receivables

Section 3.1.Representations and Warranties of the Seller as to the Receivables.  As of the date hereof and as of each Purchase Date, Seller makes the following representations and warranties to the Purchaser as to the Related Receivables conveyed to the Purchaser pursuant to Section 2.1(a) above.  All such representations and warranties shall survive the sale, transfer and assignment of the Related Receivables to the Purchaser and the pledge thereof to the Agent pursuant to the Loan and Security Agreement.

(a)Characteristics of Receivables.  Each Related Receivable is an Eligible Receivable and no selection procedures adverse to any party hereto have been utilized in selecting the Related Receivables to be sold hereunder (provided that selection procedures that merely reflect differing eligibility criteria and excess concentration limits between this transaction and other credit facilities shall not be deemed to violate this provision);

(b)Schedule of Receivables.  The information with respect to the Related Receivables set forth in the .csv file delivered in connection with the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date.

(c)Title.  Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Receivable and the related Other Conveyed Property and the Seller was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser, the Purchaser shall have good and marketable title to the Receivables and the Other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens.

(d)Receivable File.  The Seller (i) has caused the Servicer to be in possession of the Receivable File related to each Related Receivable and such Receivable File shall be complete in all material respects as of the related Purchase Date and (ii) has, prior to the related Purchase Date, delivered (or caused to be delivered) to the Verification Agent by electronic means, the Verification Deliverables.  Each Receivable File shall be in electronic form and there shall be no physical Receivable Files to be delivered.

(e)Servicing.  At all times prior to the Purchase Date of a Related Receivable, the servicing of such Related Receivable and the collection practices relating thereto have been lawful and in accordance with the Servicing Policy; and other than the Servicer and the Backup Servicer pursuant to the Loan Documents, no other person has the right to service such Related Receivable.

(f)Creation of Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Related Receivables and the Other Conveyed Property in favor of the Purchaser, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from the Seller.

(g)Perfection of Security Interest in Receivables and Other Conveyed Property.  The Seller has caused the filing of all appropriate financing statements and amendments thereto in the proper filing office in the appropriate jurisdictions under applicable law, in order to perfect the first priority security interest in the Related Receivables and the Other Conveyed Property granted to the Purchaser hereunder pursuant to Section 2.3 and the related Assignment.

(h)No Other Security Interests by Seller.  Other than the security interest granted to the Purchaser pursuant to Section 2.3 and the related Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Related Receivables or Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof.  The Seller has not authorized the filing of, nor is the Seller aware of, any financing statements filed against the Seller that include a description of collateral covering any portion of the Related Receivables or the Other Conveyed Property, other than any financing statement relating to the security interest granted to the Purchaser hereunder, or that has been terminated or released as to the Related Receivables or the Other Conveyed Property.  As of the close of business on the related Cutoff Date, the Seller is not aware of any material judgment or tax lien filings against the Seller.

(i)Records.  On or prior to each Purchase Date, the Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Purchase Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to the Purchaser.

(j)Computer Information.  The electronic information made available by the Seller to the Purchaser and the Verification Agent with respect to each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in the .csv file delivered in connection to the related Assignment.

Section 3.2.Repurchase upon Breach.  The Seller shall inform the Purchaser and the Agent promptly upon the discovery of (or upon receiving notice from the Agent of) any breach of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to any Related Receivables conveyed to the Purchaser pursuant to Section 2.1(a).  Unless the breach shall have been cured within ten (10) Business Days following notice to the Purchaser and the Agent, the Seller shall within five (5) Business Days of the end of such ten (10) Business Day period, repurchase the applicable Related Receivable on the date and for the amount specified in the Sale Agreement, without further notice to the Purchaser hereunder.  In consideration of the repurchase of any Related Receivable, the Seller shall remit the Receivable Repurchase Price to the Collateral Account on the date of such repurchase.  Upon the deposit of the Receivable Repurchase Price in respect of any such Receivable into the Collateral Account, the Purchaser shall cause the Servicer to release the related Receivable File and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Purchaser and necessary to vest in the Seller or its designee title to such Receivable.  The sole remedies of the Purchaser under this Agreement with respect to any Receivables as to which a breach of representations and warranties pursuant to Section 3.1 has occurred shall be to enforce the Seller’s obligation to repurchase such Receivables pursuant to this Section 3.2.  The purchase obligations of the Seller under this Section 3.2 shall be continuing and shall survive the termination of the Servicing Agreement and any termination of the Servicer.

Article IV

The Purchaser

Section 4.1.Representations of Purchaser.  The Purchaser, as of each Purchase Date, hereby represents and warrants that:

(a)The Purchaser is an entity duly formed, validly existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary limited liability company power and authority to enter into this Agreement and each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b)The Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which the Purchaser is a party are the legal, valid and binding obligations of the Purchaser and are enforceable against the Purchaser in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Purchaser of this Agreement and each of the Loan Documents to which it is a party does not and shall not (i) violate any provision of any applicable law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Purchaser, (ii) violate any provision of its formation documents or limited liability company agreement, or (iii) result in a breach of or constitute a default under the terms of any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Purchaser is a party or by which it or any of its assets or properties may be bound or affected; and the Purchaser is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other Governmental Authority is or shall be required in connection with the execution, delivery or performance by the Purchaser of this Agreement and each other Loan Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e)There is no action, suit, proceeding or investigation pending or threatened in writing against or affecting the Purchaser before or by any court, administrative agency or other Governmental Authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

Article V

The Seller

Section 5.1.Representations of Seller.  The Seller, as of each Purchase Date, hereby represents and warrants that:

(a)The Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign limited liability company in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary limited liability company power and authority to enter into this Agreement and each other Loan Document to which it is a party and to perform all of its obligations hereunder and thereunder, and the Seller has obtained all necessary licenses, permits, consents or approvals in each jurisdiction in which failure to so qualify or to obtain such licenses, permits, consents and approvals would have a Material Adverse Effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(b)The Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which the Seller is a party are the legal, valid and binding obligations of the Seller, and are enforceable against the Seller in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Seller of this Agreement and each other Loan Document to which it is a party does not and shall not (i) violate any provision of any law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, (ii) violate any provision of its charter documents, or (iii) result in a breach of or constitute a default under any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Seller is a party or by which it or any of its assets or properties may be bound or affected; and the Seller is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)All authorizations, consents, orders, filings, notices, or approvals of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the Transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect, other than the filing of financing statements.

(e)No event has occurred and is continuing which constitutes an Event of Default or Regulatory Trigger Event.  There is no action, suit, proceeding or investigation pending or threatened in writing against or affecting the Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Loan Documents, or that might result in any Material Adverse Effect.

(f)The Seller is Solvent.  The Seller shall not fail to be Solvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, and the capital remaining in the Seller is not now and shall not become unreasonably small to permit the Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage.  The Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

Section 5.2.Additional Covenants.

(a)Sale.  The Seller agrees to treat the conveyances hereunder as sales for all purposes (including legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents, and from and after the Purchase Date relating to any Related Receivables, the Seller shall not take any action inconsistent with the Purchaser’s absolute ownership of the Related Receivables and shall not claim any ownership interest in the Related Receivables; provided, that the financial statements of the Purchaser may be consolidated with those of the Seller in accordance with GAAP.  The Seller will not make any transfer of Receivables hereunder if the Seller or the Purchaser is then insolvent or would be rendered insolvent thereby.

(b)Non‑Petition.  The Seller covenants and agrees that, to the fullest extent permitted by applicable law, it will not take any action to pursue any remedy against the Purchaser that it may have hereunder, in law, in equity or otherwise, until one (1) year and one (1) day have passed since the date on which all Obligations under the Loan and Security Agreement have been paid in full.  The Purchaser and the Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser.

(c)Cooperation.  If an Event of Default shall have occurred and be continuing, the Seller and the Purchaser shall cooperate with and provide all information and access reasonably requested by the Agent in connection with any actions taken in connection therewith pursuant to the Loan Documents.

(d)Accounts.  The Seller covenants and agrees it shall not, nor direct any Person to, deposit any Collections with respect to the Related Receivables in any account other than the Collateral Account, the Collection Receipt Accounts or, with respect to Collections in the form of checks, the Wells Fargo Account.

Section 5.3.Liability of the Seller; Indemnities.  (a) The Seller shall defend, indemnify and hold harmless the Purchaser, the Agent and their respective Affiliates and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable conveyed to the Purchaser pursuant to Section 2.1(a) above to be originated in compliance with all requirements of law (including any Applicable Laws) and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(i)any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Loan Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Notes) and costs and expenses in defending against the same;

(ii)any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iii)any and all reasonable and documented out-of-pocket costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Loan Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party;

(iv)any and all reasonable and documented out-of-pocket costs, expenses, losses, claims, damages and liabilities arising out of or relating to the Seller’s representations and warranties, covenants or other agreements contained herein or in any other Loan Document to which the Seller is a party; or

(v)any and all reasonable and documented out-of-pocket costs, expenses, awards, penalties, fines, damages, levies, reasonable and documented out-of-pocket attorney’s fees, or monetary costs of any kind arising out of or relating to any (a) administrative actions, subpoenas, lawsuits, variances, civil investigative demands, investigations or inquiries pertaining to the Receivables, or (b) any claim, lawsuit, or arbitration of any kind asserted by a non‑governmental party related to the Receivables.

(b)Indemnification under this Section 5.3 shall survive the termination of this Agreement and the other Loan Documents and shall include reasonable and documented out-of-pocket fees and expenses of counsel and other expenses of litigation.  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have under applicable law, hereunder or under any other Loan Document.

Notwithstanding any provision of this Section 5.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require the Seller to provide any indemnification hereunder or under any other Loan Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses on or the diminution in value of the Receivables or Other Conveyed Property.

Article VI

Miscellaneous

Section 6.1.Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notice, request, demand, direction, consent, waiver, authorization or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier, electronic mail or United States mail (postage prepaid) addressed to such party at the address specified in the Loan and Security Agreement.

Section 6.2.Prior Agreements Superseded.  This Agreement, together with the other Loan Documents, constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents.

Section 6.3.Amendment.  The parties hereto may not amend, modify or waive any provision hereof without the prior consent of the Agent; except that, following the delivery by the Purchaser and Seller to the Agent of an Officer’s Certificate to the effect that the Purchaser and Seller reasonably believes that such amendment will not have a Material Adverse Effect and is not reasonably expected to have a Material Adverse Effect at any time in the future, the Purchaser and the Seller may amend this Agreement, for any of the following purposes:

(a)to add to the covenants of the Purchaser or Seller, or to surrender any right or power herein conferred upon the Purchaser or Seller, for the benefit of the Agent and the Lenders;

(b)to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

(c)to qualify for sale treatment of the transactions contemplated by this Agreement under generally accepted accounting principles.

Section 6.4.Parties Bound.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns.

Section 6.5.Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or other electronic means (including PDF signatures).

Section 6.6.Assignment.  Neither party hereto may assign or delegate its rights, duties or obligations hereunder or interest herein, (i) to any entity which is not a Subsidiary of Enova without (x) the prior consent of the Agent and (y) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Loan Documents, and (ii) to a Subsidiary of Enova without (y) the assignor delivering an Officer’s Certificate to the Agent certifying that such assignment or delegation will not have a Material Adverse Effect on the Agent or the Lenders and (x) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Loan Documents.  Any assignment or other transfer in violation of this provision shall be void.

Section 6.7.Severability of Provisions.  Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.8.Further Instruments.  Each party hereto shall from time to time authorize, execute or deliver, and shall cause each of its subsidiaries to authorize, execute or deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as the Agent reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 6.9.Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than Sections 5‑1401 and 5‑1402 of the New York General Obligations Law) thereof.

Section 6.10.Consent to Jurisdiction. (a) All judicial proceedings brought against any party hereto arising out of or relating hereto or any other Loan Document, or any of the Notes, may be brought in any state or federal court of competent jurisdiction in the state, county and City of New York.  By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts, (ii) waives any defense of forum non conveniens, (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable party hereto at its address provided in accordance with the Loan and Security Agreement and to any process agent selected by such party is sufficient to confer personal jurisdiction over each party hereto in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect, and (iv) agrees that the

Agent retains the right to serve process in any other manner permitted by law or to bring proceedings against any party hereto in the courts of any other jurisdiction.

(b)Each of the Purchaser and the Seller hereby agrees that process may be served on it by certified mail, return receipt requested, to the address pertaining to it as specified in Section 6.1.  Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any of the Seller or the Purchaser if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above.

Section 6.11.Waiver of Jury Trial.  Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising hereunder or under any of the other Loan Documents or any dealings between it relating to the subject matter of this Agreement.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual waiver specifically referring to this Section 6.11 and executed by each of the parties hereto), and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications hereto or any of the other Loan Documents.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 6.12.Third-Party Beneficiary.  The Seller acknowledges that the Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Agent, and that the Agent may enforce this Agreement as if it were a party hereto.

Section 6.13.Termination of Agreement.  This Agreement shall terminate and be of no further force or effect upon the termination of the Loan and Security Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

EFR 2018-1, LLC, as Purchaser

By:	/s/ David Fisher
Name:David Fisher
Title:President

NetCredit Funding, LLC, as Seller

By:	/s/David Fisher
Name:David Fisher
Title:President

[Signature Page to Receivables Purchase Agreement]

Appendix A

to Receivables Purchase Agreement

Credit Policies

Exhibit A

[Form of] Assignment

For value received, in accordance with the Receivables Purchase Agreement, dated as of July 23, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”) between EFR 2018-1, LLC, as Purchaser (the “Purchaser”) and NetCredit Funding, LLC, as Seller (the “Seller”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein and in the Purchase Agreement) all right, title and interest of the Seller in and to the following:

(a)the Related Receivables set forth in the .csv file delivered in connection with this Assignment and all monies received with respect to such Related Receivables on and after the related Cutoff Date;

(b)the Receivable File related to each Related Receivable and any and all other Instruments, including Promissory Notes (each as defined in the UCC) and other documents that the Seller (or its designee) kept on file in accordance with its customary procedures relating to the Related Receivables and the related Account Debtors;

(c)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Purchaser or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller and the right, title and interest of the Seller in, to and under the Transfer Agreement; and

(d)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non‑cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

1.Definitions.  All terms defined in the Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” means, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, ______________, 20__.

2.Transfer and Assignment Sale of Receivables.  The Seller hereby certifies that the Related Receivables and Other Conveyed Property assigned to the Purchaser hereunder are free and clear of all Liens (other than Permitted Liens and those provided for in the Purchase Agreement) and that the beneficial interest in and title to such Related Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and under the Purchase Agreement is held not to be a sale, the transfer and assignment of such

Related Receivables and Other Conveyed Property hereunder shall constitute a grant of a security interest by the Seller to the Purchaser in the property referred to in Section 2 above, which security interest has been assigned to the Agent, and this Assignment and the Purchase Agreement shall each constitute a security agreement under applicable law.

4.Further Encumbrance of Receivables and Other Conveyed Property.  (a) Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and any item of related Other Conveyed Property hereto, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate and all such right, title and interest shall vest in the Purchaser.

(b)Immediately upon the vesting of such Related Receivables and Other Conveyed Property in the Purchaser, the Purchaser shall have assumed the sole right to pledge or otherwise encumber such Related Receivables and related Other Conveyed Property.

5.Governing Law.  This Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5‑1401 and Section 5‑1402 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

In Witness Whereof, the undersigned has caused this Assignment to be duly executed and delivered by a duly authorized officer on the day and year first above written.

NetCredit Funding, LLC, as the Seller
By:
Name:
Title: